Exhibit 6.8

THIS NOTE HAS NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR OTHER APPLICABLE SECURITIES LAWS OR, IN THE ABSENCE THEREOF, AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THIS NOTE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN.

CONVERTIBLE PROMISSORY NOTE

Note No. 1

Principal Amount: $350,000.00

Date: May 12, 2026

FOR VALUE RECEIVED, Agentiq Sports 1 Series RONNY CRUZ (the “Series” or “Series RC”), a Series of Agentiq Sports 1 Series, LLC, a Delaware series limited liability company (the “Company”), or its permitted assignees, hereby promise(s) to pay to the order of AGENTIQ SPORTS, INC., the Company’s Manager and manager of Series RC pursuant to its Certificate of Designation (“Lender”), or its permitted assignees, in lawful money of the United States of America and in immediately available funds, the principal amount of Three Hundred and Fifty Thousand & 00/100 Dollars ($350,000) (the “Principal Amount”), as set forth below in this note (this “Note”).

This Note constitutes the consideration payable to the Lender. The proceeds hereof will be used for Series purposes consistent with the Operating Agreement and applicable Series Designation, including funding Offering Expenses or Operating Expenses as determined by the Manager.

1. Definitions. As used in this Note, the following terms shall have the following meanings:

“Brand Advisory Agreement” means that certain brand advisory agreement entered into by the Series and Ronny Cruz, dated May 12, 2026.

“Business Day” means every day other than a Saturday, Sunday, or day on which the banks in the State of New York are required or authorized to close in New York City. “Non-Business Day” means every day that is not a Business Day.

“Maturity Date” shall mean the date on which the earliest of the following occurs: (a) payment in full of the Initial Advisory Amount; or (b) termination of the Offering.

“Initial Advisory Amount” shall mean the initial advisory amount payable pursuant to the Brand Advisory Agreement.

“Person” shall mean any natural person or individual, firm, company, general partnership, limited partnership, limited liability partnership, joint venture association, corporation, limited liability company, trust, business trust, estate, other legal entity.

“Offering” shall mean the offering of units of membership interest in Series RC to be conducted by Series RC following the qualification of the Company’s offering circular contained in its Form 1-A filed with the Securities and Exchange Commission in accordance with and in compliance with the provisions of Regulation A under the Securities Act of 1933, as amended.

“Offering Start Date” shall mean the date on which the Offering for the Series RC units commences.

2. Interest; Default Interest; Usury Savings. Except as otherwise provided herein, the unpaid Principal Amount shall bear interest at a per annum rate of 1.0%, computed on the basis of a 360-day year of twelve 30-day months, and payable on the Maturity Date or any permitted prepayment; provided that if any advance constitutes an Operating Expense Reimbursement Obligation under the Operating Agreement, the interest rate shall not be less than the Applicable Federal Rate then in effect for instruments of comparable term. Upon and during the continuance of an Event of Default, all outstanding amounts shall bear interest at a per annum rate equal to the rate set forth above plus 6.0%, to the maximum extent permitted by applicable law. Notwithstanding the foregoing, in no event shall interest or other amounts payable hereunder exceed the maximum lawful rate, and any amounts collected in excess thereof shall be credited against the remaining Principal Amount or refunded.

3. Repayment; Application of Offering Proceeds; Payment Waterfall. Subject to Section 4, the Series shall repay the outstanding Principal Amount and all accrued but unpaid interest from the net proceeds of the Offering within fourteen (14) days after the Maturity Date; provided, however, that no amount under this Note shall be due or payable unless and until either the Initial Advisory Amount has been paid in full or the Offering has terminated, whichever occurs first. If, before termination of the Offering, any closing of the Offering occurs in which the proceeds therefrom exceed the outstanding balance of the Initial Advisory Amount, the Series shall first apply such proceeds to payment in full of the Initial Advisory Amount and then apply such excess proceeds to the repayment of amounts due to the Lender under this Note. Thereafter, the Series shall pay all net proceeds of the Offering, as set forth in the Offering Statement on Form 1-A and the Offering Circular forming a part thereof, to the Series. During any period in which the Series’ payment obligations under this Note are stayed pending payment in full of the Initial Advisory Amount, interest shall continue to accrue on the outstanding Principal Amount and any accrued but unpaid interest in accordance with Section 2. The Company shall apply payments received under this Note in the following order: (a) fees, expenses and other amounts then due hereunder; (b) accrued and unpaid interest; and (c) outstanding principal. Payments shall be made in lawful money of the United States in immediately available funds to the account designated in writing by Lender.

4. Prepayment. Subject to Section 3 and except as otherwise provided in Section 12, the Series may prepay all or any part of the Principal Amount of this Note, together with accrued but unpaid interest, if any, at any time or from time to time on or after the Maturity Date without premium, or penalty of any kind whatsoever.

 5. Limited Recourse; Series Separateness; Non-Petition. This Note is an obligation solely of the Series identified herein, enforceable only against the assets associated with such Series, and not against the Company or the assets associated with any other series of the Company. Lender shall not seek, and shall have no recourse to, the assets of the Company generally or any other series thereof. Lender agrees that it shall not institute against, or join any other Person in instituting against, the Company or any series thereof any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding until at least one year and one day after all obligations hereunder have been paid in full.

6. Negative Covenants. Until all amounts owed under this Note are paid in full, the Company shall not, without the Lender’s prior written consent: (a) create, incur, or permit to exist any security interest, mortgage, pledge, charge, or other encumbrance on any assets of the Series, other than (i) a lien in favor of the Lender, (ii) a lien arising by operation of law that secures amounts not yet due, or (iii) a lien expressly approved in writing by the Lender; (b) incur any debt for borrowed money or any other debt evidenced by a note or a similar instrument that ranks ahead of, or equally with, this Note in right of payment; or (c) declare or make any distribution with respect to equity interests in the Series while any default under this Note has occurred and is continuing, or if making the distribution would cause such a default.

7. Use of Proceeds; Priority. The proceeds of this Note shall be used for Series purposes in a manner consistent with the Operating Agreement and the Series RC Certificate of Designation. Net proceeds of the Offering for this Series shall be applied to repay this Note only in accordance with Section 3.

8. Events of Default. The occurrence of any one or more of the following events shall be deemed an “Event of Default”:

(a) The failure to pay any amounts when due hereunder and such failure continues for five (5) Business Days.

(b) Breach by the Series of any other term of this Note and, if curable, such breach remains uncured for ten (10) Business Days after written notice

(c) The Series shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) make an assignment for the benefit of its creditors; or (iii) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property.

(d) The Series shall file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States or any state or district or territory thereof.

(e) A court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of the Series, a receiver for the Series or of the whole or any substantial part of its property, or approving a petition filed against the Series seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or district or territory thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of the entry thereof.

(f) Under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Series or of the whole or any substantial part of their property, and such custody or control shall not be terminated or stayed within thirty (30) days from the date of assumption of such custody or control.

(g) A final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against the Series and such judgment or order has or will have a materially adverse effect on the financial condition of the Series.

Subject to Section 3, upon and during any Event of Default, Lender may declare all obligations under this Note immediately due and payable and may pursue any rights or remedies available at law or in equity, including obtaining a money judgment. At Lender’s option, any outstanding principal and accrued interest may be converted, in whole or in part, into Series membership interests on the same terms as the Offering. For the avoidance of doubt, conversion is an optional remedy and is not Lender’s sole remedy.

9. Governing law. THE LAWS OF THE STATE OF DELAWARE, EXCLUDING THEIR CONFLICTS OF LAWS PROVISIONS, SHALL GOVERN THIS NOTE IN ALL RESPECTS, INCLUDING CONSTRUCTION, VALIDITY, TERMS, PERFORMANCE, AND WAIVER. Any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Note shall be brought exclusively in the Court of Chancery of the State of Delaware (and, if such court lacks jurisdiction, then the state or federal courts located within the State of Delaware), and each party irrevocably submits to such courts’ jurisdiction and waives any objection as to venue or forum non conveniens. In lieu of the foregoing forum clause, disputes shall be resolved by binding arbitration administered by the American Arbitration Association in Wilmington, Delaware in accordance with the AAA Commercial Arbitration Rules, with the seat in Delaware, as provided in the Operating Agreement.

10. Successors and Assigns. All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of the Series shall bind its successors and assigns, whether so expressed or not. The Series may not assign this Note without the prior written consent of Lender. This Note may be transferred or assigned by Lender, in whole or in part, to any Person without the prior written consent of the Series, provided that any assignee agrees in writing to be bound by the limited-recourse and series-separateness provisions herein.

11. Headings; Construction. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof. Words used herein of any gender shall be construed to include any other gender where appropriate, and words used herein that are either singular or plural shall be construed to include the other where appropriate.

12. Payments. In any case where a payment of principal is due on a Non-Business Day, the Company shall be entitled to delay such payment until the next succeeding Business Day. Each payment or prepayment hereon must be paid at the address of Lender set forth below (or as otherwise notified to the Series in accordance with Section 9) in lawful money as therein specified and may be made at the Series’ election by the Series’ check, by wire transfer, or by bank or cashier’s check. Once due and payable in accordance with this Note, the Series’ obligations to make payments hereunder are absolute and unconditional and shall not be subject to any abatement, reduction, setoff, defense, counterclaim, interruption, deferment or recoupment of any kind.

13. Notices. Any notices required or permitted to be given under this Note by the Company to Lender or by Lender to the Company, as the case may be, shall be given in writing and shall be deemed received (a) when personally delivered to Lender at the address set forth below or to the Company at the address set forth below or (b) if sent by mail, on the third Business Day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to Lender at the address set forth below.

14. Waiver and Amendments. Except as expressly provided in this Note, the Series does hereby waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note. No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the Series and the Lender.

15. Maximum Interest Rate. It is the intention of Lender hereof to conform strictly to applicable usury laws now or hereafter in force, and therefore all agreements between the Series and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Lender hereof, for the use, forbearance, or detention of the money to be advanced hereunder exceed the highest lawful rate permitted under the laws of the State of Delaware.

16. Unsecured Obligations. The obligations of the Series under this Note shall be unsecured obligations of the Series.

17. Optional Conversion. At any time prior to repayment in full or the Maturity Date, Lender may, upon not less than ten (10) Business Days’ prior written notice, elect to convert all or a portion of the then-outstanding Principal Amount and all accrued but unpaid interest into a number of securities being sold in the Offering by the Series equal to (i) the sum of the outstanding Principal Amount plus all accrued but unpaid interest, divided by (ii) the offering price per security in the Offering.

18. Authority; No Consents. The Series represents that (a) execution, delivery and performance of this Note have been duly authorized by the Manager pursuant to the Operating Agreement and applicable Series Designation, including authority to issue evidences of indebtedness and to borrow money; and (b) no consent of Economic Members is required in connection herewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

COMPANY:

AGENTIQ SPORTS 1 SERIES RONNY CRUZ,
A DESIGNATED SERIES OF AGENTIQ SPORTS 1 SERIES, LLC

By:	AGENTIQ SPORTS, INC., the Series RC Manager

By:	/s/ Zach Kurtz
Name:	Zach Kurtz
Title:	Chief Executive Officer

THE FOREGOING NOTE IS HEREBY

AGREED TO AND ACCEPTED BY THE UNDERSIGNED:

AGENTIQ SPORTS, INC.

By:	/s/ Zach Kurtz
Name:	Zach Kurtz
Title:	Chief Executive Officer

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